EXHIBIT 5(a)

OPINION OF PAUL K. SANDNESS, ESQ.,
GENERAL COUNSEL TO MDU RESOURCES GROUP, INC.

[LETTERHEAD OF MDU RESOURCES GROUP, INC.]

September 5, 2008

MDU Resources Group, Inc.
1200 West Century Avenue
P.O. Box 5650
Bismarck, North Dakota 58506-5650

Ladies and Gentlemen:

I am General Counsel and Secretary of  MDU Resources Group, Inc., a Delaware corporation (the “Company”).  I refer to my opinion dated May 28, 2008 (the “May 28 Opinion”), addressed to the Company with respect the registration of (i) debt securities and (ii) common stock, par value $1.00 per share, together with the preference share purchase rights attached thereto (the “Rights”), under the Securities Act of 1933, as amended, (the “Securities Act”), on the Registration Statement on Form S-3 (Registration No. 333-151215), which became effective on May 28, 2008 (the “Registration Statement”).  This opinion is supplemental to the May 28 Opinion.

In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement, (ii) the prospectus, dated May 28, 2008, forming a part of the Registration Statement, as supplemented by a prospectus supplement, dated September 5, 2008 (collectively, the “Prospectus”), relating to the offer and sale of up to 5,000,000 shares (the “Shares”) of the Company’s Common Stock, $1.00 par value per share, together with the preference share purchase rights attached thereto, (iii) the Rights Agreement, dated as of November 12, 1998, between the Company and Wells Fargo Bank, N.A. (formerly Norwest Bank Minnesota, N.A.), as Rights Agent, together with the exhibits thereto, pursuant to which the Rights were created, (iv) the orders of the Federal Energy Regulatory Commission, dated September 13, 2006, the Montana Public Service Commission, dated August 19, 2008, and the Public Service Commission of Wyoming, dated October 6, 2006 (collectively, the “Orders”), and (v) such other instruments, certificates, records and documents, and such matters of law, as I have considered necessary or appropriate for the purposes hereof.

Based on the foregoing, subject to the limitations, assumptions and qualifications contained in this opinion, I am of the opinion that:

1.	The Company is a corporation validly organized and existing under the laws of the State of Delaware.

2.	When the Shares have been sold as contemplated in the Registration Statement and the Prospectus, they will be validly issued, fully paid and non-assessable.

3.
When the Rights have been issued as contemplated in the Registration Statement and the Prospectus, they will be validly issued and will represent legally binding obligations of the Company under the laws of the State of Delaware.

In rendering the opinions expressed above, I have assumed that, upon expiration of the existing authorizations contained in the Orders relating to the issuance and delivery of the Shares and the Rights, the Company will have obtained, on a timely basis, such further authorizations from the respective commissions as may be required to permit the continued issuance and delivery of the Shares and Rights on the terms contemplated by the Registration Statement and the Prospectus.

Insofar as the opinions expressed herein relate to the laws of the State of New York, the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the Delaware laws, or the federal laws of the United States of America, I have relied on the opinion of even date herewith of Thelen Reid Brown Raysman & Steiner LLP, special counsel to the Company, which opinion is to be filed, along with this opinion, as an exhibit to the Company’s Current Report on Form 8-K, which will be dated on or about the date hereof.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to me therein.  In giving the foregoing consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours, /s/ Paul K. Sandness PAUL K. SANDNESS, ESQ. General Counsel